EXHIBIT 5

                          [ARNOLD & PORTER LETTERHEAD]


                                  June 28, 1999


Board of Directors
EntreMed, Inc.
9640 Medical Center Drive
Rockville, Maryland  20850

         Re:      Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to EntreMed, Inc. (the "Company") in the preparation of a Registration Statement on Form S-3, File No. 333-80193 (the "Registration Statement") relating to the sale of up to 953,751 shares of the Company's common stock, $.01 par value per share (the "Common Shares"), by the Selling Stockholders identified therein upon the exercise of warrants and certain other rights.

         In connection with rendering the opinions set forth in this letter, we have examined such corporate records of the Company, including resolutions and minutes of the Board of Directors, as well as made such investigation of matters of fact and law and examined such other documents as we deem necessary for rendering the opinions hereinafter expressed.

         The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

         A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

         B. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

         C. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

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         D. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

         E. We express no opinion as to the effect or application of any laws or regulations other than the general corporation law of the State of Delaware and the federal laws of the United States. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

         Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the 953,751 Common Shares subject to the warrants and other rights have been duly authorized by the Company and that, when issued upon the exercise of such warrants or other rights in accordance with the terms thereof for legal consideration of not less than $0.01 per share, will be validly issued and will be fully paid and nonassessable.

         This letter does not address any matters other than those expressly addressed herein. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

         We hereby consent to your filing of this opinion as Exhibit 5 to the Registration Statement and to reference to our firm in Item 5 thereof. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                    Very truly yours,



                                                    /s/ ARNOLD & PORTER
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